UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2013

NICOLET BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	333-90052	47-0871001
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

111 North Washington Street

Green Bay, Wisconsin 54301

(Address of principal executive offices)

(920) 430-1400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

The information in this Current Report on Form 8-K/A, including the exhibit, updates information provided on a Form 8-K filed October 15, 2013, related to Item 2.02, “Results of Operations and Financial Condition,” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, the information in this Current Report on Form 8-K/A, including the exhibit, shall not be deemed to be incorporated by reference into the filings of Nicolet Bankshares, Inc. (“Nicolet”) under the Securities Act of 1933, as amended.

Item 2.02	Results of Operations and Financial Condition.

Nicolet announced earnings for the three months and nine months ended September 30, 2013 on October 15, 2013. Subsequent to that date, there were developments related to an ongoing legal matter acquired in the Mid-Wisconsin Financial Services, Inc. (“Mid-Wisconsin”) transaction. Such litigation was pre-existing at the time of acquisition. The recent events in the fourth quarter supported a change in estimate of loss on this litigation to $0.9 million, net of tax, which was recorded against the bargain purchase gain of the Mid-Wisconsin transaction and imposed back against third quarter earnings, initially reported on October 15, 2013. The effect of the foregoing is to reduce net income, as originally reported on October 15, 2013, by $0.9 million to $2.9 million and $15.2 million for the three and nine month periods ended September 30, 2013, respectively, and to reduce originally reported diluted earnings per share of $0.84 and $3.88 to $0.62 and $3.65 for the three and nine month periods ended September 30, 2013, respectively.

The Consolidated Financial Summary, which has been adjusted for this change in estimate, is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

99.1	Consolidated Financial Summary at and for the three and nine months ended September 30, 2013

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2013	NICOLET BANKSHARES, INC.

	By:	/s/ Ann K. Lawson
Ann K. Lawson Chief Financial Officer